Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 1, 2021, relating to the financial statements of Frontier Acquisition Corp. which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ WithumSmith+Brown, PC
New York, New York
February 25, 2021